Exhibit 99.1

Contact:
Kosan Biosciences
Susan M. Kanaya	Shari Annes
Chief Financial Officer	(650) 888-0902 (cell)
(510) 732-8400 ext. 5227	(510) 731-5260
kanaya@kosan.com	annes@kosan.com

FOR IMMEDIATE RELEASE

Kosan Reports 2004 Fourth Quarter and Year End Financial Results,

Provides 2005 Financial Guidance

Hayward, CA. February 24, 2005 – Kosan Biosciences Incorporated (Nasdaq: KOSN) today reported financial results for the quarter and year ended December 31, 2004. Revenues were $3.8 million and $22.9 million for the quarter and year ended December 31, 2004, respectively, compared to $10.6 million and $31.4 million in the same periods in 2003. Lower revenue in 2004 was primarily due to $6.0 million in non-recurring milestones recognized in 2003 relating to Kosan’s epothilone global development and commercialization agreement with Roche, of which $4.0 million was recognized in the fourth quarter 2003.

Total operating expenses were $11.1 million and $46.1 million for the quarter and year ended December 31, 2004, compared to $11.3 million and $41.9 million in the same periods last year. The year-to-year increase primarily reflects costs associated with the clinical advancement of drug candidates from Kosan’s two broad-based oncology programs. In the Company’s epothilone program, KOS-862 entered into Phase II and Phase Ib clinical trials, and follow-on compound KOS-1584 was advanced into Phase I. In Kosan’s Hsp90 inhibitor program, KOS-953, its proprietary formulation of 17-AAG, entered into Phase I and Phase Ib clinical trials. At the same time, the Company continued its investment in advancing its research and development pipeline of additional potential product candidates largely based on polyketides. Kosan’s total operating expenses do not reflect costs incurred by partners Roche or the NCI in connection with clinical trials they are conducting in connection with the Company’s epothilone and Hsp90 inhibitor programs, respectively.

Net losses for the quarter ended December 31, 2004 were $6.9 million, or $0.24 per share, compared to $0.5 million, or $0.02 per share, in the same period for the prior year. The net loss for the year ended December 31, 2004 was $22.1 million, or $0.77 per share, compared to $9.7 million, or $0.38 per share, in the same period in 2003. At December 31, 2004, cash, cash equivalents and marketable securities totaled $83.4 million, compared to $105.3 million at December 31, 2003.

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Q4 Earnings – Page 2

Kosan’s Financial Outlook for 2005

Kosan provides the following financial guidance for 2005, which reflects the anticipated expansion of clinical testing of KOS-953 and DMAG, geldanamycin analogs in the Company’s Hsp90 inhibitor program.

•	Revenues: Kosan anticipates 2005 revenues in the range of $7 million to $10 million. Lower revenues in 2005 primarily reflect the contractual expiration of Roche’s funding of the epothilone analog program, one segment of the overall Roche-Kosan partnership that was devoted to identifying follow-on compounds to KOS-862 and KOS-1584, as well as the discontinuation of funding for the KOS-862 Phase II clinical trial in non-small cell lung cancer that was terminated in Q4 2004.

•	Operating Expenses: Kosan expects 2005 operating expenses in the range of $45 million to $50 million. Such expenses reflect the anticipated clinical advancement of its Hsp90 inhibitor and epothilone programs, as well as the Company’s continued efforts to strengthen and advance its pipeline.

•	Net Loss: Kosan expects to report a net loss in 2005 in the range of $35 million to $40 million.

•	Cash and Investments: Kosan expects to end 2005 with cash and investments in excess of $40 million, reflecting a net cash use in the range of $40 million to $45 million.

About Kosan

Kosan Biosciences has two first-in-class anticancer agents in Phase II and Phase Ib clinical trials: KOS-862 (Epothilone D) and 17-AAG, a geldanamycin analog and Hsp90 inhibitor. KOS-862, the company’s lead drug candidate, has a mechanism of action similar to taxanes and is partnered with Roche in a global development and commercialization agreement, along with a follow-on compound, KOS-1584, currently in Phase I testing. 17-AAG targets multiple pathways required for tumor growth and is being developed in collaboration with the National Cancer Institute, in addition to a second-generation geldanamycin analog, DMAG, now in Phase I trials. Kosan’s proprietary formulation of 17-AAG, KOS-953, is in Phase I and Phase Ib trials. Kosan has generated a pipeline of potentially significant products for cancer, infectious disease and other therapeutic areas based on its proprietary technologies for discovering, developing and manufacturing polyketide analogs. Polyketides are an important class of natural products that have yielded numerous pharmaceuticals for the treatment of cancer, infectious diseases, high cholesterol, transplant rejection and other diseases. For additional information on Kosan Biosciences, please visit the Company’s website at www.kosan.com.

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Q4 Earnings – Page 3

This press release contains “forward-looking” statements, including statements with respect to expected 2005 revenues, operating expenses, net loss and cash and investments and statements with respect to further development of Kosan’s product candidates including those related to KOS-862, KOS-1584, 17-AAG, KOS-953 and DMAG in the treatment of cancer. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of Kosan to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the clinical advancement of KOS-862, KOS-1584 and geldanamycin analogs and the costs of conducting clinical studies for these product candidates; Kosan’s dependence on its collaborations with Roche and the NCI for development of its product candidates; Kosan’s dependence on its collaboration with Roche for most of its revenues; the possibility that Kosan may require more cash than anticipated for its operating activities; and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and other periodic filings with the SEC. Kosan does not undertake any obligation to update forward-looking statements.

FINANCIAL TABLE FOLLOWS

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Selected Financial Information

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenues:
Contract revenue	$3,417	$10,039	$20,493	$28,482
Grant revenue	417	559	2,399	2,907

Total revenues	3,834	10,598	22,892	31,389
Operating expenses:
Research and development	9,544	9,966	40,175	36,789
General and administrative	1,526	1,353	5,934	5,137

Total operating expenses	11,070	11,319	46,109	41,926

Loss from operations	(7,236)	(721)	(23,217)	(10,537)
Net interest income	287	196	1,091	869

Net loss	$(6,949)	$(525)	$(22,126)	$(9,668)

Basic and diluted net loss per common share	$(0.24)	$(0.02)	$(0.77)	$(0.38)

Shares used in computing basic and diluted net loss per common share	29,062	26,095	28,913	25,567

Condensed Balance Sheets

(in thousands)

	December 31,
	2004	2003
	(unaudited)
Cash, cash equivalents and marketable securities	$83,393	$105,299
Total assets	$96,613	$123,189

Deferred revenue	$15,430	$20,859
Total liabilities	$27,427	$33,737
Total liabilities and stockholders’ equity	$96,613	$123,189

Shares issued and outstanding	29,096	28,753

Kosan Biosciences, Inc

Press Release Support

Q4 2004

(in thousands)

	Three Months Ended			Year Ended
	December 31, 2004	December 31, 2003	$ change	December 31, 2004	December 31, 2003	$ change
Net loss (incl stock based comp)	(6,949)	(525)	6,424	(22,126)	(9,668)	12,458
Per share	$(0.24)	$(0.02)	0.22	$(0.77)	$(0.38)	0.39

Revenues	3,834	10,598	6,764	22,892	31,389	8,497
Operating expenses	11,070	11,319	249	46,109	41,926	(4,183)

Weighted avg shares	29,062	26,095		28,913	25,567

	12/31/2004	12/31/2003
Cash and cash equivalents	83,393	105,299	(21,906)

Kosan Biosciences Incorporated

P& L Rollforward

	2004
	Qtr Q1	Qtr Q2	Qtr Q3	YTD Q3	Qtr Q4	YTD Q4
Contract Rev	6,123	5,111	5,842	17,076	3,417	20,493
Grant Rev	238	829	915	1,982	417	2,399

Total	6,361	5,940	6,757	19,058	3,834	22,892

R & D	9,341	10,000	11,290	30,631	9,544	40,175
G & A	1,403	1,388	1,617	4,408	1,526	5,934

Total	10,744	11,388	12,907	35,039	11,070	46,109

Loss fr Operation	(4,383)	(5,448)	(6,150)	(15,981)	(7,236)	(23,217)

net intererst	258	268	278	804	287	1,091

Other inc/exp				0		0

Total	258	268	278	804	287	1,091

Net loss	(4,125)	(5,180)	(5,872)	(15,177)	(6,949)	(22,126)

Depts excluding stock-based comp
R & D	9,079	9,879	11,175	30,133	9,448	39,581
G & A	1,367	1,372	1,585	4,324	1,447	5,771
Stk Comp
R & D	262	121	115	498	96	594
G & A	36	16	32	84	79	163

subtotal stk comp	298	137	147	582	175	757

Total	10,744	11,388	12,907	35,039	11,070	46,109

Project reporting for Press Release

	FTEs						Outside Svcs	Total FTEs & Svcs
	Q1	Q2	Q3	Q4	Mo Avg	cost @340K	YTD Total
2003
Epothilone D	19.32	23.39	27.45	23.35	23.38	7,948,917	9,274,394	$17,223,311
Epo Analogs & Other Work	3.45	7.88	12.44	13.35	9.28	3,154,633	1,342,283	4,496,916

subtotal Epo	22.8	31.3	39.9	36.7	32.66	$11,103,550	$10,616,677	$21,720,227

Geldanamycin	15.29	11.49	11.61	12.33	12.68	4,310,917	820,564	$5,131,481

	Q1	Q2	Q3	Q4	Total	cost @339K
2004
Epothilone D	26.54	15.87	7.75	5.32	13.87	4,702,778	6,301,653	$11,004,431
Epo Analogs & Other Work	12.69	13.77	11.83	7.34	11.41	3,867,425	3,810,000	7,677,425

subtotal Epo	39.2	29.6	19.6	12.7	25.28	$8,570,203	$10,111,653	$18,681,856

Geldanamycin	8.21	7.34	7.79	11.80	8.79	2,978,115	2,570,665	$5,548,780

variance
Epo						$(3,246,139)	$(2,972,741)	$(6,218,880)
Epo Analogs						712,792	2,467,717	3,180,509

subtotal Epo						(2,533,348)	(505,024)	(3,038,372)

Geldanamycin						(1,332,802)	1,750,101	417,299

						$(3,866,149)	$1,245,077	$(2,621,072)